
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Charter Graham L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                      21,318,778
<SECURITIES>                                         0
<RECEIVABLES>                                  506,328<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              21,625,610<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                21,625,610<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (856,407)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,525,719
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (2,382,126)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (2,382,126)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (2,382,126)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $397,301 and interest receivable of $109,027.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $199,496.
<F3>Liabilities include redemptions payable of $258,909, accrued brokerage fees of $124,928 and accrued management fees of $35,693.
<F4>Total revenues include realized trading revenue of $(459,075), net change in unrealized of $(1,270,027) and interest income of $872,695.


